Exhibit 10.7

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 20, 2022, by and among Mission Holdings US, Inc., a Colorado corporation (the “Company”), each holder of the Convertible Preferred Stock, $.0001 par value per share, of the Company (“Preferred Stock”), listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 6.1(a) or 6.2 below, the “Investors”), and those certain stockholders of the Company and, if applicable, holders of options to acquire shares of the capital stock of the Company listed on Schedule B (together with any subsequent stockholders or option holders, or any transferees, who become parties hereto as “Key Holders” pursuant to Sections 6.1(b) or 6.2 below, the “Key Holders,” and together collectively with the Investors, the “Stockholders”).

RECITALS

A.Concurrently with the execution of this Agreement, the Company and the Investors are entering into a Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) providing for the sale of shares of the Preferred Stock, and in connection therewith, the parties desire to provide the Investors with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B.The Articles of the Company provides that: (a) the holders of record of the shares of the Preferred Stock, as a separate class, shall be entitled to elect three (3) directors of the Company (collectively, the “Preferred Directors”, and individually, a “Preferred Director”); (b) the holders of record of the shares of common stock, $.0001 par value per share, of the Company (“Common Stock”), exclusively and as a separate class, shall be entitled to elect two (2) directors of the Company (collectively, the “Common Directors”, and individually, a “Common Director”); and (c) the holders of record of the shares of Common Stock and the Preferred Stock, voting together as a single class on an as converted basis, shall be entitled to elect the balance, if any, of the total number of directors of the Company. The “Articles” means the Articles of Incorporation of the Company filed with the Colorado Secretary of State on November 2, 2020, as amended by the Articles of Amendment (including the Attachment to Amended Articles of Incorporation of Mission Holdings US, Inc.) filed with the Colorado Secretary of State on December 29, 2021 and the Designation, Preferences, Limitations and Relative Rights of Convertible Preferred Stock of the Company to be filed with the Colorado Secretary of State on or about the date hereof in connection with the transactions contemplated under the Purchase Agreement, as may be further modified, amended, and/or restated from time to time.

NOW, THEREFORE, the parties agree as follows:

1.	Voting Provisions Regarding the Board.

1.1Shares. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 4, the following persons shall be elected to the Board, subject to the approval requirements set forth in Section 1.3:

(a)As the first Preferred Director, one (1) person designated as a Preferred Director from time to time by Medicine Man Technologies, Inc. (d/b/a Schwazze), for so long as the holders of outstanding shares of Preferred Stock (and their permitted transferees under the Articles) own beneficially in the aggregate at least twenty percent (20%) of the outstanding shares of Common Stock on a fully diluted, as-converted basis (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), which individual shall initially be Collin Lodge;

(b)As the second Preferred Director, one (1) person designated as a Preferred Director from time to time by Techas Capital, LLC, for so long as the holders of outstanding shares of Preferred Stock (and their permitted transferees under the Articles) own beneficially in the aggregate at least twenty percent (20%) of the outstanding shares of Common Stock on a fully diluted, as-converted basis (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), which individual shall initially be M. David White;

(c)With respect to the third Preferred Director, for so long as the holders of outstanding shares of Preferred Stock (and their permitted transferees under the Articles) own beneficially in the aggregate at least twenty percent (20%) of the outstanding shares of Common Stock on a fully diluted, as-converted basis (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction):

(i)From the date hereof until twelve (12) months after the Company has been operating (the “One Year Operating Date”), one (1) person designated as a Preferred Director by Techas Capital, LLC, which individual shall initially be John Harris; and

(ii)After the One Year Operating Date, one (1) person designated as a Preferred Director from time to time by the Largest Investor. For purposes of this Section 1.2(c)(ii), the “Largest Investor” shall mean which of Techas Capital, LLC or Medicine Man Technologies, Inc. (d/b/a Schwazze), in each case together with its affiliates, beneficially owns the most outstanding shares of Common Stock on a fully diluted, as-converted basis (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), determined as of the end of each fiscal year of the Company;

(d)As the first Common Director, Donald Douglas Burkhalter, who is a Key Holder, for so long as either (i) Donald Douglas Burkhalter or his Permitted Transferees (as defined in that certain Stockholders Agreement dated as of the date hereof by and among the Company and each holder of shares of Common Stock that is a party thereto (the “Stockholders Agreement”)) holds an aggregate of at least five percent (5%) of the issued and outstanding shares of Common Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), or (ii) Donald Douglas Burkhalter remains a duly appointed or elected officer of the Company; except that if he declines or is unable to serve, his successor shall be designated by Hadley C. Ford, who is another Key Holder;

(e)As the second Common Director, Hadley C. Ford, who is a Key Holder, for so long as either (i) Hadley C. Ford or his Permitted Transferees (as defined in the Stockholders Agreement) holds an aggregate of at least five percent (5%) of the issued and outstanding shares of Common Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), or (ii) Hadley C. Ford remains a duly appointed or elected officer of the Company; except that if he declines or is unable to serve, his successor shall be designated by Donald Douglas Burkhalter, who is another Key Holder;

(f)Notwithstanding the foregoing provisions of Sections 1.2(c) and (d), if either (or both) Donald Douglas Burkhalter or Hadley C. Ford is not entitled to designate the Common Director as provided pursuant to Sections 1.2(c) and (d), as long as the Key Holders, collectively and together with their Permitted Transferees, own at least ten percent (10%) of the issued and outstanding shares of Common Stock, Donald Douglas Burkhalter and Hadley C. Ford shall have the right to jointly designate a Common Director.

To the extent that any of clauses (a) through (e) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the Stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Articles.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.3Director Qualification. Notwithstanding anything to the contrary contained herein, any person designated or appointed as a member of the Board pursuant to Section 1.2 shall undergo state and local regulatory approval for each jurisdiction in which the Company has a marijuana/cannabis license. Any such designation or appointment shall not take effect until such state and local regulatory approval has been granted.

1.4Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.

1.5Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)no director elected pursuant to Section 1.2 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Section 1.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.2 shall be filled pursuant to the provisions of this Section 1; and

(c)upon the request of any party entitled to designate a director as provided in Section 1.2 to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors. If the stockholders of the Company are entitled to cumulative voting, and if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board.

1.6No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3.Remedies.

3.1Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

3.2Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxy of the party and hereby grants a power of attorney to the President of the Company, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes regarding the composition of the Board pursuant to Section 1, and votes to increase authorized shares pursuant to Section 2 hereof and hereby authorizes such proxy to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares pursuant to and in accordance with the terms and provisions of this Agreement or to take any action reasonably necessary to effect this Agreement. Each of the proxy and power of attorney granted pursuant to this Section 3.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section  5 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 5 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

3.3Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction; provided that no party that is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended, shall have the right to enforce against any Stockholder any provision of this Agreement that (a) requires a Stockholder to vote for or against any matter or (b) restricts or conditions the ability of a Stockholder to transfer its Shares.

3.4Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.“Bad Actor” Matters.

4.1Definitions. For purposes of this Agreement:

(a)“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)“Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c)“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d)“Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

4.2Representations.

(a)Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b)The Company hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

4.3Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

5.Term.

5.1This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s initial underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Articles; and (c) termination of this Agreement in accordance with Section  6.8 below.

5.2“Sale of the Company” means a transaction or series of related transactions in which a Person, or a group of related Persons, (a) acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, (b) acquires, leases, transfers or exclusively licenses all or substantially all of the assets of the Company (including, without limitation, cannabis licenses and permits necessary to the Company’s operations), or (c) results in a merger, consolidation, recapitalization or reorganization of the Company with or into another Person that results in the inability of the Stockholders to elect or designate a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

6.Miscellaneous.

6.1Additional Parties.

(a)Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b)In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Section 6.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Key Holder and Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

6.2Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an

Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 6.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 6.12.

6.3Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4Governing Law. This Agreement shall be governed by the internal law of the State of Colorado, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Colorado.

6.5Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.6Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7Notices.

(a)General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, postage prepaid, specifying next-day delivery. All communications shall be sent to the respective parties at their e-mail address and location address as set forth on Schedule A or Schedule B hereof or to such email address or location address as subsequently modified by written notice given in accordance with this Section 6.7(a). If notice is given to the Company, it shall be sent to 1880 S. Flatiron Court, Suite E, Boulder, Colorado 80301, Attn: Doug Burkhalter, Email: dburkhalter@missionholdings.us; and a copy (which shall not constitute notice) shall also be sent to 1880 S. Flatiron Court, Suite E, Boulder, Colorado 80301, Attn: Hadley Ford, Email: hford@missionholdings.us and Berger, Cohen & Brandt, L.C., 8000 Maryland Ave., Suite 1500, Clayton, Missouri 63105, Attn: David Spewak, Email: dspewak@bcblawlc.com.

(b)Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Colorado Business Corporation Act (the “CBCA”), as amended or superseded from time to time, by electronic transmission pursuant to Section 7-101-402 of the CBCA (or any successor thereto) at the electronic mail address set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

6.8Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 5) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding seventy-five percent (75%) of the Shares then held by the Key Holders who are then providing services to the Company as officers, employees or consultants; and (c) the holders of seventy-five percent (75%) of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (voting together as a single class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing:

(a)this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder, as the case may be, unless such amendment, modification, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(b)this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder, as the case may be, if such amendment, modification, termination or waiver would adversely affect the rights of such Investor or Key Holder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors or Key Holders, as the case may be, under this Agreement;

(c)the provisions of Section 1.2(a) and this Section 6.8(c) may not be amended, modified, terminated or waived without the written consent of Medicine Man Technologies, Inc. (d/b/a Schwazze);

(d)the provisions of Section 1.2(b) and this Section 6.8(d) may not be amended, modified, terminated or waived without the written consent of Techas Capital, LLC;

(e)the provisions of Sections 1.2(c) and (e) and this Section 6.8(e) may not be amended, modified, terminated or waived without the written consent of Donald Douglas Burkhalter;

(f)the provisions of Sections 1.2(d) and (e) and this Section 6.8(f) may not be amended, modified, terminated or waived without the written consent of Hadley C. Ford;

(g)the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (i) is not directly applicable to the rights of the Key Holders hereunder; or (ii) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

(h)Schedule A hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to add information regarding additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto; and

(i)any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Section 6.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

6.9Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.10Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11Entire Agreement. This Agreement (including the Exhibits hereto), the Articles and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.12Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 6.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 6.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

6.13Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall .be notated with the legend set forth in Section 6.12.

6.14Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

6.15Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

6.16Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts of Denver County, Colorado or the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the above-named courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the courts set forth in this Section 6.16 having subject matter jurisdiction.

6.17WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.18Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

6.19Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:	MISSION HOLDINGS, INC.

	By:	/s/ Doug Burkhalter
Doug Burkhalter
Chief Executive Officer

INVESTORS:	MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Justin Dye
Justin Dye
Chief Executive Officer

[ ]

By:
Name:
Title:

SIGNATURE PAGE TO VOTING AGREEMENT

KEY HOLDERS:

[_______]

[_______]

[_______]

[_______]

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

INVESTORS

[Intentionally Omitted]

SCHEDULE B

KEY HOLDERS

[Intentionally Omitted]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                                  , 20    , by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of May 20, 2022 (the “Agreement”), by and among Mission Holdings US, Inc., a Colorado corporation (the “Company”) and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants, or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐As a new “Investor” in accordance with Section 6.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐In accordance with Section 6.1(b) of the Agreement, as a new party who is not a new “Investor,” in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2Agreement. Holder hereby (a) agrees that the Stock and, if applicable, Options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	MISSION HOLDINGS US, INC.
Name:
Title:
Address:	By:
Name:
E-mail Address:	Title: